Exhibit 99.1

Vyome Holdings Announces Transformational First Quarter

Following Nasdaq Listing

(Quarter Ended September 30, 2025)

1.	Completed a streamlined Nasdaq listing, with a 100% common stock capital structure

2.	Delivered encouraging interim Phase 2 results for VT-1953 in treating symptoms of malignant fungating wounds, in line with expectations.

3.	Disciplined, cost-efficient operations as Vyome burned less cash than expected, giving the company a cash runway expected to extend through 2026, inclusive of clinical trials.

4.	Added a new CTO and SVP of Clinical Development, bringing Big Pharma backgrounds, deep drug-development expertise, and experience across multiple FDA-approved therapies.

5.	Launched AI strategy with the acquisition of MIT startup Oculo

Cambridge, Mass: Vyome Holdings, Inc., (“Vyome”) (NASDAQ: HIND), a next-generation inflammation-focused company leveraging the US–India innovation corridor, today announced its financial results and a series of corporate and clinical milestones following its successful listing on Nasdaq.

This quarter marks Vyome’s first full reporting period as a newly listed Nasdaq company. Vyome is a clinical-stage, and AI-focused company positioned to accelerate development across immuno-inflammatory and potential orphan indications.

“Vyome is targeting one of the biggest challenges in the world today - inflammation. So many of our medical and mental problems are linked to increased inflammation. We are building our business with a laser focus on shareholder value, whether it’s our capital structure, the development of our assets, or looking at AI opportunities,” said Krishna Gupta, Chairman of Vyome. “We had a great first quarter as a public company thanks to our unique strengths, including expertise in/access to the US-India innovation corridor. We announced an important interim result for our drug targeting the billion-dollar opportunity in malignant fungating wound (MFW), and it’s just the beginning!”

“This quarter marks a defining step forward for Vyome. We executed a highly efficient transition to the public markets, spending less cash than expected in our first quarter as a public company and strengthening our organization while advancing our lead program,” noted Venkat Nelabhotla, CEO of Vyome. He further added, “The promising interim Phase 2 results for VT-1953 reinforce the scientific promise of our immuno-inflammation platform. With our disciplined operations, clean capital structure, and world-class team, we are well-positioned to deliver on the milestones ahead and drive long-term value for both shareholders and patients.”

VT-1953: Highly Encouraging Interim Phase 2 study Readouts

The lead program, VT-1953, a topical agent targeting symptoms of putrid smell and pain in malignant fungating wounds (MFW), an inflammatory condition afflicting an estimated one million cancer patients, continued to show strong clinical momentum.

●	Interim Phase 2 Investigator-Initiated Study data demonstrated statistically significant reductions in malodor (P<0.001) — the primary endpoint

●	Patients also reported reductions in pain and improvements in quality of life

●	VT-1953 continues to show an excellent safety profile

●	FDA discussions on pivotal study design and Orphan drug designation are planned for the first half of 2026

MFW is a devastating condition affecting 5–14% of advanced cancer patients, often leading to severe emotional and social burden due to an extremely bad smell, which prevents any interaction with family or friends. MFW represents a potential addressable market opportunity of $1B in the USA with no FDA-approved drug; VT-1953 would be the only solution on the market. VT-1953 is being advanced as a potential orphan drug candidate, with full data of Phase 2 readouts expected to be announced in the first week of December 2025.

We previously reported strong preclinical efficacy for VT-1908 eye drops in uveitis models in the third quarter, reinforcing its promise as a highly needed steroid-sparing candidate. FDA interactions for VT-1908 are planned for the first half of 2026, alongside continued development activities to advance the program towards clinical readiness.

Third Quarter 2025 Financial Summary

Cash Position

●	Total cash, cash equivalents & short-term investments of $5.7 million (expected runway through the end of 2026)

Operating Summary

●	R&D and G&A expenses reflect pre- and post-merger activities

●	Net loss primarily reflects one-time merger and financing-related expenses, including those that are part of non-cash P&L charges associated with financing and merger.

Clean Capital Structure

●	5,556,295 shares outstanding

●	No preferred stock outstanding — Vyome maintains a clean capital structure with no toxic instruments such as warrants or convertible notes.

The Company will host a conference call and webcast on Thursday, November 20, at 10:00 a.m. ET to discuss the results. To access the webcast, please use the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=PzMQuQGB or dial in at 877-407-5795 (U.S. toll-free) / +1 201-689-8722 (international).

A replay will be available on the Company Website.

About Vyome Holdings, Inc.:

Vyome is building the world’s premier platform spanning the US-India innovation corridor. Vyome’s immediate focus is on leveraging its clinical-stage assets to transform the lives of patients with immuno-inflammatory conditions. By applying groundbreaking science and its unique positioning across the US-India innovation corridor, Vyome seeks to deliver lasting value to shareholders in a hyper cost-efficient manner while upholding global standards of quality and safety.

To learn more, please visit www.vyometx.com

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project,” “outlook”, and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such statements include, but are not limited to, statements contained in this press release relating to Vyome’s business strategy, Vyome’s future operating results, and liquidity and capital resources outlook. Forward-looking statements are based on Vyome’s current expectations and assumptions regarding Vyome’s business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Vyome’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. Vyome cautions you, therefore, against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, Vyome’s ability to raise capital to fund continuing operations; our ability to protect Vyome’s intellectual property rights; the impact of any infringement actions or other litigation brought against Vyome; competition from other providers and products; Vyome’s ability to develop and commercialize products and services; changes in government regulation; Vyome’s ability to complete capital raising transactions; and other factors relating to Vyome’s industry, operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause Vyome’s actual results to differ may emerge from time to time, and it is not possible for Vyome to predict all of them. Vyome cannot guarantee future results, levels of activity, performance, or achievements. Vyome assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, except as may be required under applicable securities law.

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SUMMARY FINANCIAL STATEMENTS

SUMMARY OF CONSOLIDATED BALANCE SHEETS AS OF,

	September 30, 2025	December 31, 2024
	(Unaudited)
Cash and cash equivalents	$5,707,012	$101,904
Other current assets	330,245	200,142
Long term assets	1,008,139	1,079,515
Total assets	$7,045,396	$1,381,561

Liabilities	$3,126,936	$5,772,594
Total Stockholders’ equity (deficit)	3,918,460	(4,391,033)
Total liabilities and stockholders’ equity	$7,045,396	$1,381,561

SUMMARY OF CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS FOR,

	Nine Months ended Sept 30, 2025	Nine Months ended Sept 30, 2024
	(Unaudited)
Revenues	$283,163	$195,516
Cost of goods sold	(86,458)	(63,307)

Gross profit	196,705	132,209

Operating expenses	$1,588,668	$882,543
Transactional and financial advisory fees	7,705,533	-
Operating loss	(9,097,496)	(750,334)

Interest and other expenses, net	(100,537)	(390,570)

Net loss	$(9,198,033)	$(1,140,904)

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